Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of OMNI Energy Services Corp. on Form S-8 of our reports dated March 13, 2009, with respect to the consolidated financial statements and the effectiveness of internal controls over financial reporting , appearing in the Annual Report on Form 10-K of OMNI Energy Services Corp. for the year ended December 31, 2008.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas

July 7, 2009